SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[]             Preliminary Information Statement

[]             Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]          Definitive Information Statement

               FRANKLIN GLOBAL TRUST

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box)

[X]               No fee required.

[]                  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)   Title of each class of securities to which transaction applies:

__________________________________________________________________________

2)   Aggregate number of securities to which transaction applies:

__________________________________________________________________________

3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

__________________________________________________________________________

4)   Proposed maximum aggregate value of transaction:

__________________________________________________________________________

5)   Total fee paid:

__________________________________________________________________________

[ ]                 Fee paid previously with preliminary materials.

[ ]                 Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)  and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

     __________________________________________________________________________

2)   Form, Schedule or Registration Statement No.:

     __________________________________________________________________________

3)   Filing Party:

     __________________________________________________________________________

4)   Date Filed:

     __________________________________________________________________________

fRANKLIN INTERNATIONAL SMALL CAP FUND

A SERIES OF FRANKLIN GLOBAL TRUST

One Franklin Parkway

San Mateo, California 94403

IMPORTANT NOTICE OF INTERNET AVAILABILITY
 OF INFORMATION STATEMENT

This notice provides only an overview of the more complete Information Statement that is available to you on the Internet relating to the Franklin International Small Cap Fund (the “Fund”), a series of Franklin Global Trust (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement, available online at: https://franklintempleton.com/FINAXInfo.

The Information Statement describes a recent change involving the investment management of the Fund.  Franklin Advisers, Inc. (“FAV”) currently serves as the investment manager to the Fund.  Under an exemptive order from the U.S. Securities and Exchange Commission, FAV is permitted to appoint and replace both wholly owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements with such sub-advisors without obtaining prior shareholder approval, but subject to the approval of the Trust’s Board of Trustees (the “Board”).  Under the exemptive order, FAV, the Fund’s investment manager, has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s sub-advisor(s) and recommend their hiring, termination and replacement.  On April 20, 2021, the Board, on behalf of the Fund, appointed ClearBridge Investments, LLC (“ClearBridge”) as a sub-advisor to the Fund and approved a new sub-advisory agreement between FAV and ClearBridge, effective June 1, 2021, pursuant to which ClearBridge supports FAV in providing investment advice to the Fund.  In connection with the appointment of ClearBridge, Sean M. Bogda, CFA, Paul D. Ehrlichman, Safa R. Muhtaseb, CFA and Grace Su have been appointed as portfolio managers of the Fund.

A more detailed description of ClearBridge and its investment operations, information about the new sub-advisory agreement with ClearBridge, and the reasons the Board appointed ClearBridge as a sub-advisor are included in the Information Statement.

This Notice of Internet Availability of Information Statement is being mailed beginning on or about July 30, 2021, to shareholders of record of the Fund as of July 15, 2021.  To reduce Fund expenses, we try to identify related shareholders in a household and send only one copy of the Notice of Internet Availability of Information Statement.  This process, called “householding,” will continue indefinitely unless you instruct us otherwise.  If you prefer not to have this document or future documents householded, please call us at (800) 321-8563.  The Information Statement will be available online until at least November 4, 2021.  A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN /(800) 342-5236.  If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

195 SHLTR 07/21

FRANKLIN INTERNATIONAL SMALL CAP FUND

A SERIES OF FRANKLIN GLOBAL TRUST

One Franklin Parkway

San Mateo, California 94403

INFORMATION STATEMENT

This Information Statement describes a recent change involving the investment management of the Franklin International Small Cap Fund (the “Fund”), a series of Franklin Global Trust (the “Trust”).  At a meeting held on April 20, 2021 (the “April Board Meeting”), the Trust’s Board of Trustees (the “Board” or the “Trustees”), on behalf of the Fund, appointed ClearBridge Investments, LLC (“ClearBridge”) as a sub-advisor to the Fund and approved a new sub-advisory agreement between Franklin Advisers, Inc. (“FAV” or the “Investment Manager”), the Fund’s investment manager, and ClearBridge, effective June 1, 2021, pursuant to which ClearBridge supports FAV in providing investment advice to the Fund.

FAV has the ultimate responsibility, subject to the oversight by the Board, to oversee the Fund’s sub-advisor(s) and recommend their hiring, termination and replacement.  Under an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”), FAV is permitted to appoint and replace both wholly owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements without obtaining prior shareholder approval, but subject to the approval of the Board (the “Manager of Managers Order”).

This Information Statement is being made available via the internet beginning on or about August 6, 2021 to all shareholders of record of the Fund as of July 15, 2021.  The Information Statement will be available online at https://franklintempleton.com/FINAXInfo from August 6, 2021 until at least November 4, 2021.  A paper or e-mail copy of this Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN/(800) 342-5236.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Why am I receiving this Information Statement?

This Information Statement is being furnished to you by the Board to inform shareholders of a recent change in the investment management of the Fund.  The Board, upon the recommendation of FAV, has approved a new sub-advisory agreement between FAV and ClearBridge (the “ClearBridge Sub-Advisory Agreement”).  FAV and ClearBridge are both wholly owned subsidiaries of Franklin Resources, Inc. (“FRI” or “Franklin Resources”).  This Information Statement provides details regarding ClearBridge, the ClearBridge Sub-Advisory Agreement and the reasons the Board appointed ClearBridge as a new sub-advisor.

What is the Manager of Managers Structure?

Following the appointment of ClearBridge as a sub-advisor, the Fund currently has one sub-advisor.  ClearBridge provides the Fund with investment management advice subject to FAV’s oversight.  Pursuant to the Manager of Managers Order, FAV has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s sub-advisor(s) and recommend their hiring, termination and replacement.  FAV also, subject to the review and approval of the Board, sets the Fund’s overall investment strategy; evaluates, selects and recommends sub-advisor(s) to manage all or a portion of the Fund’s assets; and implements procedures reasonably designed to ensure that each sub-advisor complies with the Fund’s investment goal, policies and restrictions.  Subject to review by the Board, FAV may allocate and, when appropriate, reallocate the Fund’s assets among sub-advisor(s), and will monitor and evaluate each sub-advisor’s performance.

The Fund, however, must comply with certain conditions when relying on the Manager of Managers Order.  One condition is that the Fund, by providing this Information Statement, inform shareholders of the hiring of any new wholly owned or unaffiliated sub-advisor within ninety (90) days after the hiring.

APPOINTMENT OF ClearBridge AS A SUB-ADVISOR TO THE FUND

Why was ClearBridge appointed as a New Sub-Advisor?

FAV recommended, and the Board approved, the appointment of ClearBridge as a sub-advisor to the Fund to replace Franklin Templeton Institutional, LLC (“FT Institutional”) as the Fund’s sub-advisor and support FAV in providing investment advice to the Fund and facilitate portfolio management team changes effective June 1, 2021.  In connection with the appointment of ClearBridge, Sean M. Bogda, CFA, Paul D. Ehrlichman, Safa R. Muhtaseb, CFA and Grace Su have been appointed as portfolio managers of the Fund.

Has the addition of ClearBridge increased the Fund’s fees and expenses?

No.  The addition of ClearBridge as sub-advisor to the Fund has had no impact on the investment management fees charged to the Fund or the fees paid by Fund shareholders, because the fees paid by FAV to ClearBridge are deducted from the fees paid by the Fund to FAV.  The addition of ClearBridge as sub-advisor to the Fund has not materially changed the manner in which the Fund seeks to achieve its investment goal or the level of services that are provided to the Fund.

Information about ClearBridge

ClearBridge, located at 620 Eighth Avenue, New York, NY 10018, is a Delaware limited liability company and is registered as an investment adviser with the SEC.  ClearBridge is a wholly owned subsidiary of Legg Mason ClearBridge Holdings, LLC (located at 100 International Drive, Baltimore, MD 21202), which is a wholly owned subsidiary of Legg Mason, Inc. (located at 100 International Drive, Baltimore, MD 21202), which is a wholly owned subsidiary of FRI.  Together, ClearBridge and its affiliates manage, as of June 30, 2021, over $1.55 trillion in assets, and have been in the investment management business since 1947.  FRI is a publicly owned holding company with its principal offices located at One Franklin Parkway, San Mateo, California 94403.  The principal stockholders of FRI are Charles B. Johnson and Rupert H. Johnson, Jr., who owned approximately 20% and 21%, respectively, of its outstanding shares as of March 31, 2021.  The shares deemed to be beneficially owned by Charles B. Johnson include certain shares held by three private charitable foundations for which he is a trustee, of which he disclaims beneficial ownership.  The shares deemed to be beneficially owned by Rupert H. Johnson, Jr. include certain shares held by a private charitable foundation for which he is a trustee or by his spouse, of which he disclaims beneficial ownership.

The following table sets forth the name, business address and principal occupation of each principal executive officer and director of ClearBridge.

Name and Address	Title	Principal Occupation
Terrence J. Murphy 620 Eighth Avenue New York, NY 10018	Chief Executive Officer, President and Director	Chief Executive Officer, President and Director of ClearBridge
Barbara Brooke Manning 620 Eighth Avenue New York, NY 10018	Chief Compliance Officer and General Counsel	Chief Compliance Officer and General Counsel of Clearbridge
Scott K. Glasser 620 Eighth Avenue New York, NY 10018	Chief Investment Officer and Director	Chief Investment Officer and Director of ClearBridge
Cynthia K. List 620 Eighth Avenue New York, NY 10018	Chief Financial Officer and Director	Chief Financial Officer and Director of ClearBridge
Jennifer M. Johnson One Franklin Parkway San Mateo, California 94403	Director	President and Chief Executive Officer of FRI
Jed A. Plafker One Franklin Parkway San Mateo, California 94403	Director	Executive Vice President of FRI
Gwen L. Shaneyfelt One Franklin Parkway San Mateo, California 94403	Director	Chief Accounting Officer of FRI
Matthew Nicholls One Franklin Parkway San Mateo, California 94403	Director	Executive Vice President and Chief Financial Officer of FRI

Exhibit A lists other U.S. registered investment companies that ClearBridge manages or sub-advises with investment objectives and strategies similar to the Fund.  Exhibit A also sets forth information about these U.S. registered investment companies, the investment management or sub-advisory fees received by ClearBridge, the net assets of each investment company, and whether ClearBridge has waived, reduced, or otherwise agreed to reduce its compensation under its applicable investment advisory or sub-advisory contract.

material terms of the ClearBridge Sub-Advisory Agreement

Below is a summary of the material terms of the ClearBridge Sub-Advisory Agreement.  This summary is qualified in its entirety by reference to the ClearBridge Sub-Advisory Agreement, a copy of which is attached as Exhibit B.

Services.  Subject to the overall policies, direction and review of the Board and subject to the instructions and supervision of FAV, ClearBridge will provide certain investment advisory services with respect to securities and investments and cash equivalents in the Fund.  FAV will continue to have full responsibility for all investment advisory services provided to the Fund.

Sub-advisory Fees.  ClearBridge’s provision of sub-advisory services to the Fund will have no impact on the amount of investment management fees that are paid by the Fund or Fund shareholders because the fees that are received by ClearBridge will be paid directly by FAV.  Further, shareholder approval would be necessary to increase the investment management fees that are payable by the Fund, which is not contemplated.  The approval of the ClearBridge Sub-Advisory Agreement will not affect how the Fund is managed or the Fund’s investment goal, principal investment strategies or the principal risks associated with an investment in the Fund.

Under the ClearBridge Sub-Advisory Agreement, FAV would pay ClearBridge a sub-advisory fee equal to 96% of the “net investment advisory fee” paid by the Fund to FAV.  The net investment advisory fee is defined in the ClearBridge Sub-Advisory Agreement to equal the total investment management fee payable to FAV, minus (i) any Fund fees and/or expenses waived and/or reimbursed by FAV, minus (ii) any fees payable by FAV to Franklin Templeton Services, LLC (“FT Services”) for fund administrative services.

Payment of Expenses.  During the term of the ClearBridge Sub-Advisory Agreement, ClearBridge will pay all expenses incurred by it in connection with the services to be provided by it under the ClearBridge Sub-Advisory Agreement other than the cost of securities (including brokerage commissions, if any) purchased by the Fund.

Brokerage.  ClearBridge will use its best efforts to obtain for the Fund the most favorable price and execution available when placing trades for the Fund’s portfolio transactions. The ClearBridge Sub-Advisory Agreement recognizes that ClearBridge may place orders on behalf of the Fund with a broker who charges a commission for that transaction which is in excess of the amount of commissions that another broker would have charged for effecting that transaction, in recognition of the brokerage and research services that such broker provides, in accordance with the Fund’s policies and procedures, the terms of the Fund’s investment management agreement, the Fund’s prospectus and Statement of Additional Information, and applicable law.

Limitation of Liability.  The ClearBridge Sub-Advisory Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under such agreement on the part of ClearBridge, neither ClearBridge nor any of its directors, officers, employees or affiliates will be subject to liability to FAV, the Fund, or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services thereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

Continuance.  The ClearBridge Sub-Advisory Agreement will continue in effect for two years after its effective date of June 1, 2021, unless earlier terminated.  The ClearBridge Sub-Advisory Agreement is thereafter renewable annually for successive periods of twelve (12) months by a vote of a majority of the Fund’s Independent Trustees at a meeting called for the purpose of voting on such approval, and either (a) the affirmative vote of a “majority of the outstanding voting securities” of the Fund, which is defined in the Investment Company Act of 1940 (“1940 Act”), as the lesser of: (A) 67% or more of the voting securities of the Fund present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (B) more than 50% of the outstanding voting securities of the Fund (a “1940 Act Majority Vote”), or (b) a majority of the Board as a whole.

Termination.  The ClearBridge Sub-Advisory Agreement may be terminated (i) at any time, without payment of any penalty, by the Board upon written notice to FAV and ClearBridge, or a 1940 Act Majority Vote of the Fund’s shareholders, or (ii) by FAV or ClearBridge upon not less than sixty (60) days’ written notice to the other party.

What fees were paid by the Fund to affiliates of ClearBridge during the most recent fiscal year?

Information regarding the fees paid by the Fund to affiliates of ClearBridge during the Fund’s most recently completed fiscal year is provided below, under “ADDITIONAL INFORMATION ABOUT THE FUND.”

What factors did the Board consider when approving the ClearBridge Sub-Advisory Agreement?

At  the April Board Meeting, the Board, including a majority of the Independent Trustees, reviewed and approved the ClearBridge Sub-Advisory Agreement between FAV, the investment manager, and ClearBridge, an affiliate of the Investment Manager, on behalf of the Fund, for an initial two year period.  The Independent Trustees received advice from and met separately with Independent Trustee counsel in considering whether to approve the ClearBridge Sub-Advisory Agreement.

The Board reviewed and considered information provided by the Investment Manager at the April Board Meeting with respect to the ClearBridge Sub-Advisory Agreement.  The Board also reviewed and considered the factors it deemed relevant in approving the ClearBridge Sub-Advisory Agreement, including, but not limited to: (i) the nature, extent, and quality of the services to be provided by ClearBridge; and (ii) the costs of the services to be provided by ClearBridge.  The Board further reviewed and considered information provided by management showing the expected impact of hiring ClearBridge on the Investment Manager’s profitability consistent with the Manager of Managers Order.  The Board also considered that management proposed that the Board approve the ClearBridge Sub-Advisory Agreement in order to replace FT Institutional as the Fund’s investment sub-advisor and facilitate portfolio management team changes, effective June 1, 2021.  The Board reviewed and further considered the form of ClearBridge Sub-Advisory Agreement and the terms of the ClearBridge Sub-Advisory Agreement, which were discussed at the April Board Meeting, noting that the terms and conditions of the ClearBridge Sub-Advisory Agreement were substantially similar to the terms and conditions of sub-advisory agreements for other Franklin Templeton (“FT”) mutual funds.

In approving the ClearBridge Sub-Advisory Agreement, the Board, including a majority of the Independent Trustees, determined that the hiring of ClearBridge is in the best interests of the Fund and its shareholders and does not involve a conflict of interest from which the Investment Manager or ClearBridge derives an inappropriate advantage.  The Board also determined that the terms of the ClearBridge Sub-Advisory Agreement are fair and reasonable.  While attention was given to all information furnished, the following discusses some primary factors relevant to the Board’s determination.

Nature, Extent and Quality of Services. The Board reviewed and considered information regarding the nature, extent and quality of investment management services to be provided by ClearBridge and currently being provided by the Investment Manager and its affiliates to the Fund and its shareholders.  In particular, with respect to ClearBridge, the Board took into account that ClearBridge, pursuant to the ClearBridge Sub-Advisory Agreement, would manage the Fund by implementing its investment process according to the Fund’s current investment strategies with certain changes, including increasing the number of securities the Fund expects to hold in its portfolio.  The Board reviewed and considered information regarding the nature, quality and extent of investment sub-advisory services to be provided by ClearBridge to the Fund and its shareholders under the ClearBridge Sub-Advisory Agreement; ClearBridge’s experience as manager of other funds and accounts, including those within the FT organization; the personnel, operations, financial condition, and investment management capabilities, methodologies and resources of ClearBridge and ClearBridge’s capabilities, as demonstrated by, among other things, its policies and procedures reasonably designed to prevent violations of the federal securities laws.

The Board also reviewed and considered the benefits provided to Fund shareholders of investing in a fund that is part of the FT family of funds.  The Board noted the financial position of Franklin Resources, the parent of FAV and ClearBridge, and its commitment to the mutual fund business as evidenced by its continued introduction of new funds, reassessment of fund offerings in response to the market environment and project initiatives and capital investments relating to the services provided to the Fund by the FT organization.  The Board specifically noted FT’s commitment to enhancing services and controlling costs, as reflected in its recent outsourcing of certain administrative functions, and growth opportunities, as evidenced by its recent acquisition of the Legg Mason companies.

Following consideration of such information, the Board was satisfied with the nature, extent and quality of services to be provided by ClearBridge to the Fund and its shareholders.

Fund Performance. The Board noted its review and consideration of the performance results of the Fund in connection with the February 2021 annual contract renewal (the “Annual Contract Renewal”) of the Fund’s investment management agreement and at regular Board meetings throughout the year.  The Board recalled that in connection with the Annual Contract Renewal management discussed with the Board management’s intention to ask the Board to approve a new investment sub-advisor for the Fund and open the Fund to new investors.  The Board further recalled its conclusion that the Fund’s management agreement should be continued for an additional one-year period, and any proposed changes closely monitored.  The Board  noted the proposed changes in the Fund’s investment sub-advisor and portfolio management team that management presented at the April Board Meeting, and determined that, in light of these changes, additional time will be needed to evaluate the effectiveness of management’s actions.

Comparative Fees and Expenses. The Board reviewed and considered information regarding the investment sub-advisory fee to be charged by ClearBridge.  The Board noted that management was proposing a reduction in the Fund’s overall management fee from 0.95% to 0.80% of the value of the Fund’s average daily net assets and the implementation of a fee waiver to assume certain Fund operating expenses (excluding Rule 12b-1 fees, acquired fund fees and expenses and certain non-routine expenses) so that such expenses do not exceed 1.05%.  The Board noted that the addition of ClearBridge will have no impact on the amount of management fees that are currently paid by the Fund as ClearBridge will be paid by the Investment Manager out of the management fee that the Investment Manager receives from the Fund.  The Board further noted that the allocation of the fee between the Investment Manager and ClearBridge reflected the services to be provided by each.  The Board concluded that the proposed investment sub-advisory fee is reasonable.

Management Profitability and Economies of Scale.  The Board noted management’s belief that the Manager’s profitability is not expected to materially change as a result of the change in sub-advisor.  The Board determined that its conclusions regarding profitability and economies of scale reached in connection with the Annual Contract Renewal of the investment management agreement with the Investment Manager had not changed as a result of the proposal to approve the ClearBridge Sub-Advisory Agreement.

Conclusion. Based on its review, consideration and evaluation of all factors it believed relevant, including the above-described factors and conclusions, the Board unanimously approved the ClearBridge Sub-Advisory Agreement for an initial two year period.

ADDITIONAL INFORMATION ABOUT THE FUND

The Investment Manager

FAV currently serves as the Fund’s investment manager pursuant to an amended and restated investment management agreement dated December 29, 2017, between the Trust, on behalf of the Fund, and FAV.  The Board most recently voted to renew the management agreement for the Fund on February 23, 2021.  The investment management agreement for the Fund was last submitted to the Fund’s sole initial shareholder in connection with the redomestication of the Trust from a Massachusetts business trust to a Delaware statutory trust, which was approved by the Trust’s shareholders at a meeting held on March 21, 2007 and reconvened on April 11, 2011 and May 4, 2011.  FAV’s principal offices are located at One Franklin Parkway, San Mateo, CA 94403.  FAV is a wholly owned subsidiary of FRI.  Further information about FRI and its principal shareholders can be found above under “INFORMATION ABOUT ClearBridge.”

The Trustees who are interested persons of FAV or its affiliates and certain officers of the Trust who are shareholders of FAV are not compensated by the Trust or the Fund for their services, but may receive indirect remuneration due to their participation in management, advisory and other fees received by FAV and its affiliates from the Fund.

The Trust employs FAV to manage the investment and reinvestment of the Fund’s assets, to administer its affairs and to provide or procure, as applicable, administrative and other services, subject to the oversight of the Board.  Under the management agreement, FAV has the authority to make all determinations with respect to the investment of the Fund’s assets and the purchase and sale of its investment securities.  FAV also may place orders for the execution of the Fund’s securities transactions.  In addition, FAV has the authority and discretion to delegate its investment management responsibilities through the appointment of one or more sub-advisors.  In allocating the Fund’s assets, FAV has discretion to not allocate any assets to one or more sub-advisors at any time.

The Fund pays FAV a fee equal to an annual rate of 0.80% of the value of its average daily net assets.  Prior to May 1, 2021, the Fund paid FAV a fee equal to an annual rate of 0.95% of the value of its average daily net assets.  The fee is calculated daily and paid monthly according to the terms of the management agreement.  Effective May 1, 2021, Management also proposed to waive or assume certain of the Fund’s operating expenses (excluding Rule 12b-1 fees, acquired fund fees and expenses and certain non-routine expenses) so that such expenses do not exceed 1.05% until November 30, 2022.

For the fiscal year ended July 31, 2020, FAV agreed to reduce its fees to reflect reduced services resulting from the Fund’s investment in a Franklin Templeton money fund.  However, this reduction was less than 0.01% of the Fund’s average net assets.

For the fiscal year ended July 31, 2020, the aggregate amount of the investment management fees paid by the Fund to FAV was $3,315,273 (after fee waivers).  Investment management fees before waivers totaled $3,315,784.

ClearBridge began serving as a sub-advisor to the Fund effective June 1, 2021.  Prior to the appointment of ClearBridge as a sub-advisor, FT Institutional served as the Fund’s sub-advisor.  FT Institutional was terminated by the Board effective May 31, 2021.  FAV compensates ClearBridge for providing investment management advice to the Fund subject to FAV’s oversight.  FAV pays ClearBridge for its services from the investment management fees it receives from the Fund.

The Administrator

The administrator for the Fund is FT Services, with offices at One Franklin Parkway, San Mateo, California 94403-1906.  FT Services is an indirect, wholly owned subsidiary of FRI and an affiliate of FAV and ClearBridge.  The fee for administrative services provided by FT Services is paid by FAV based on the Fund’s average daily net assets, and is not an additional expense of the Fund.  For the fiscal year ended July 31, 2020, FAV paid FT Services administrative fees of $468,604.  FT Services will continue to provide administrative services to the Fund.

The Principal Underwriter

The principal underwriter for the Fund is Franklin Distributors, LLC (“Distributors”), One Franklin Parkway, San Mateo, California 94403-1906.  As principal underwriter, Distributors receives underwriting commissions and 12b-1 fees pursuant to separate Rule 12b-1 plans adopted by the Board for the Fund, which fees are used for, among other things, service fees paid to securities dealers, advertising expenses and the costs of printing sales material and prospectuses.

The aggregate underwriting commissions Distributors (and its predecessor entity, Franklin Templeton Distributors, Inc.) received in connection with the offering of the Fund’s Class A, C and R shares for the fiscal year ended July 31, 2020 was $26,833.  For the fiscal year ended July 31, 2020, the aggregate amount of 12b-1 fees received by Distributors (and its predecessor entity, Franklin Templeton Distributors, Inc.) from the Fund’s Class A, Class C and Class R shares was $262,606, substantially all of which was paid to third-party financial intermediaries.

Distributors does not receive compensation from the Fund for acting as the principal underwriter with respect to the Fund’s Class R6 and Advisor Class shares.

Distributors will continue to act as the principal underwriter for the Fund.

The Transfer Agent

The transfer agent, dividend-paying agent and shareholder servicing agent for the Fund is Franklin Templeton Investor Services, LLC (“FTIS”), located at 3344 Quality Drive, Rancho Cordova, CA 95670-7313.  For the fiscal year ended July 31, 2020, the Fund paid FTIS fees in the amount of $647,958 of which FTIS retained $267,405.  FTIS will continue to act as the transfer agent, dividend-paying agent and shareholder servicing agent for the Fund.

Other Matters

The Fund’s most recent audited financial statements and annual report and the most recent semi-annual report to shareholders succeeding the annual report, if any, are available free of charge.  To obtain a copy, please call (800) DIAL BEN/(800) 342-5236 or send a written request to Franklin Templeton Investor Services, P.O. Box 997151, Sacramento, CA 95899-7151.

Principal Shareholders

The outstanding shares of the Fund as of July 15, 2021, are set forth in Exhibit C.  To the knowledge of the Fund’s management, as of July 15, 2021, there were no other entities, except as set forth in Exhibit C, owning beneficially more than 5% of the outstanding shares of the Fund.  For purposes of the 1940 Act, any person who owns, directly or through one or more controlled companies, more than 25% of the voting securities of a company is presumed to “control” such company.  Accordingly, to the extent that a shareholder identified in the Exhibit C as the beneficial owner and holder of record of more than 25% of the outstanding voting securities of the Fund and has voting and/or investment power, the shareholder may be presumed to control the Fund.

In addition, to the knowledge of the Trust’s management, as of July 15, 2021, a Trustee of the Trust owned 7.339% or more of the outstanding shares of the Fund.  The Trustees and officers, as a group, of the Trust owned 7.702% of the outstanding shares of the Fund.

Contacting the Board

If a shareholder wishes to send a communication to the Board, such correspondence should be in writing and addressed to the Board at the Trust’s offices, One Franklin Parkway, San Mateo, CA 94403-1906 Attention:  Co-Secretary.  The correspondence will be given to the Board for review and consideration.

EXHIBIT A

Comparable Funds Advised or Sub-Advised by ClearBridge

Name of Comparable Fund	Net Assets of Fund (as of March 31, 2021)	Investment Management/Sub-Advisory Fee (annually, as a % of average daily net assets)	Investment Management/Sub-Advisory Fee Waived, Reduced or Compensation Otherwise Reduced? (Yes/No)
ClearBridge International Small Cap Fund	$48,123,407

The ClearBridge International Small Cap Fund pays its investment manager a fee equal to an annual rate of:

Up to and including $1 billion - 0.800%

Over $1 billion and up to and including $2 billion - 0.750%

Over $2 billion and up to and including $5 billion - 0.700%

Over $5 billion and up to and including $10 billion - 0.650%

Over $10 billion - 0.600%

As compensation for its services, the investment manager pays to ClearBridge a fee equal to 70% of the management fee paid to the investment manager by the ClearBridge International Small Cap Fund, net of any waivers and expense reimbursements.Up to and including $1 billion 0.800 Over $1 billion and up to and including $2 billion                                     0.750                                    Over $2 billion and up to and including $5 billion                                     0.700

59 Over $5 billion and up to and including $10 billion                                     0.650                                    Over $10 billion 0.6

to and including $1 billion 0.800 Over $1 billion and up to and including $2 billion                                     0.750                                    Over $2 billion and up to and including $5 billion                                     0.700

59 Over $5 billion and up to and including $10 billion                                     0.650                                    Over $10 billion 0.6

			Yes

EXHIBIT B

SUBADVISORY AGREEMENT

FRANKLIN GLOBAL TRUST

THIS SUB-ADVISORY AGREEMENT (the “Agreement”), made as of the 1st day of June 2021, by and between FRANKLIN ADVISERS, INC., a corporation organized under the laws of California (“FAV”), and ClearBridge Investments, LLC, a limited liability company organized under the laws of Delaware (“ClearBridge”).

WITNESSETH

WHEREAS, FAV and ClearBridge are each registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and are engaged in the business of supplying investment management services, as an independent contractor;

WHEREAS, FAV, pursuant to an amended and restated investment management agreement (“Investment Management Agreement”), has been retained to render investment management services to the Franklin International Small Cap Fund (the “Fund”), a series of Franklin Global Trust (the “Trust”), an investment management company registered with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, FAV desires to retain ClearBridge to render investment advisory, research and related services to the Fund pursuant to the terms and provisions of this Agreement, and ClearBridge is interested in furnishing said services.

NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

1.    FAV hereby retains ClearBridge, and ClearBridge hereby accepts such engagement, to furnish certain investment advisory services with respect to the assets of the Fund, as more fully set forth herein.

a.    Subject to the overall policies, direction and review of the Trust’s Board of Trustees (the “Board”) and to the instructions and supervision of FAV, ClearBridge agrees to provide certain investment advisory services with respect to securities and investments and cash equivalents in the Fund. FAV will continue to have full responsibility for all investment advisory services provided to the Fund.

b.    Both ClearBridge and FAV may place all purchase and sale orders on behalf of the Fund.

c.    Unless otherwise instructed by FAV or the Board, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by FAV or by the Board, ClearBridge shall report daily all transactions effected by ClearBridge on behalf of the Fund to FAV and to other entities as reasonably directed by FAV or the Board.

d.    For the term of this Agreement, ClearBridge shall provide the Board at least quarterly, in advance of the regular meetings of the Board, a report of its activities hereunder on behalf of the Fund and its proposed strategy for the next quarter, all in such form and detail as requested by the Board. Any team members shall also be available to attend such meetings of the Board as the Board may reasonably request.

e.    In performing its services under this Agreement, ClearBridge shall adhere to the Fund’s investment objective, policies and restrictions as contained in the Fund’s Prospectus and Statement of Additional Information, and in the Trust’s Amended and Restated Agreement and Declaration of Trust, and to the investment guidelines most recently established by FAV and shall comply with the provisions of the 1940 Act and the rules and regulations of the SEC thereunder in all material respects and with the provisions of the United States Internal Revenue Code of 1986, as amended, which are applicable to regulated investment companies.

f.    In carrying out its duties hereunder, ClearBridge shall comply with all reasonable instructions of the Fund or FAV in connection therewith.

2.    In performing the services described above, ClearBridge shall use its best efforts to obtain for the Fund the most favorable price and execution available. Subject to prior authorization of appropriate policies and procedures by the Board, ClearBridge may, to the extent authorized by law and in accordance with the terms of the Fund’s Investment Management Agreement, Prospectus and Statement of Additional Information, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, in recognition of the brokerage and research services that such broker provides, viewed in terms of either the particular transaction or ClearBridge’s overall responsibilities with respect to accounts managed by ClearBridge. ClearBridge may use for the benefit of its other clients any such brokerage and research services that ClearBridge obtains from brokers or dealers. To the extent authorized by applicable law, ClearBridge shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

3.    a.    FAV shall pay to ClearBridge a monthly fee in U.S. dollars equal to 96% of the net investment advisory fee payable by the Fund to FAV (the “Net Investment Advisory Fee”), calculated daily, as compensation for the services rendered and obligations assumed by ClearBridge during the preceding month.

For purposes of this Agreement, the Net Investment Advisory Fee payable by the Fund to FAV shall be an amount equal to the total investment management fees payable to FAV, minus (i) any Fund fees and/or expenses waived or reimbursed by FAV, minus (ii) any fees payable by FAV to Franklin Templeton Services, LLC for fund administrative services.

The sub-advisory fee under this Agreement shall be payable on the first business day of the first month following the effective day of this Agreement and shall be reduced by the amount of any advance payments made by FAV relating to the previous month.

b.    If this Agreement is terminated prior to the end of any month, the monthly fee shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the total number of calendar days in the month, and shall be payable within 10 days after the date of termination.

4.    It is understood that the services provided by ClearBridge are not to be deemed exclusive. FAV acknowledges that ClearBridge may have investment responsibilities, render investment advice to, or perform other investment advisory services to other investment companies and clients, which may invest in the same type of securities as the Fund (collectively, “Clients”). FAV agrees that ClearBridge may give advice or exercise investment responsibility and take such other action with respect to such Clients which may differ from advice given or the timing or nature of action taken with respect to the Fund.

5.    ClearBridge agrees to use its best efforts in performing the services to be provided by it pursuant to this Agreement.

6.    During the term of this Agreement, ClearBridge will pay all expenses incurred by it in connection with the services to be provided by it under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund. The Fund and FAV will be responsible for all of their respective expenses and liabilities.

7.    ClearBridge shall, unless otherwise expressly provided and authorized, have no authority to act for or represent FAV or the Fund in any way, or in any way be deemed an agent for FAV or the Fund.

8.    ClearBridge will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where ClearBridge may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

9.    This Agreement shall become effective as of the date first written above and shall continue in effect for two years. If not sooner terminated, this Agreement shall continue in effect for successive periods not exceeding 12 months each thereafter, provided that each such continuance shall be specifically approved at least annually by the vote of a majority of the Trust’s Board of Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast at a meeting called for the purpose of voting on such approval, and either the vote of (a) a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (b) a majority of the Trust’s Board of Trustees as a whole.

10.    a.    Notwithstanding the foregoing, this Agreement may be terminated (i) at any time, without the payment of any penalty, by the Board upon written notice to FAV and ClearBridge, or by vote of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (ii) by FAV or ClearBridge upon not less than sixty (60) days’ written notice to the other party.

b.    This Agreement shall terminate automatically in the event of any assignment thereof, as defined in the 1940 Act, and in the event of any termination or assignment of the Investment Management Agreement between FAV and the Fund. (“Assignment” has the meaning set forth in the 1940 Act.)

11.    a.    In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of ClearBridge, neither ClearBridge nor any of its directors, officers, employees or affiliates shall be subject to liability to FAV, the Trust or the Fund or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

b.    Notwithstanding paragraph 11(a), to the extent that FAV is found by a court of competent jurisdiction, or the SEC or any other regulatory agency, to be liable to the Fund or any shareholder (a “liability”) for any acts undertaken by ClearBridge pursuant to authority delegated as described in Paragraph 1(a), except for a specific act undertaken by ClearBridge pursuant to a specific instruction from FAV, ClearBridge shall indemnify FAV and each of its affiliates, officers, directors and employees (each a “Franklin Indemnified Party”) harmless from, against, for and in respect of all losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to such liability, together with all legal and other expenses reasonably incurred by any such Franklin Indemnified Party, in connection with such liability.

c.    No provision of this Agreement shall be construed to protect any director or officer of FAV or ClearBridge from liability in violation of Sections 17(h) or (i), respectively, of the 1940 Act.

12.    In compliance with the requirements of Rule 31a-3 under the 1940 Act, ClearBridge hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund, or to any third party at the Fund’s direction, any of such records upon the Fund’s request. ClearBridge further agrees to preserve for periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

13.    Upon termination of ClearBridge’s engagement under this Agreement or at the Fund’s direction, ClearBridge shall forthwith deliver to the Fund, or to any third party at the Fund’s direction, all records, documents and books of accounts which are in the possession or control of ClearBridge and relate directly and exclusively to the performance by ClearBridge of its obligations under this Agreement; provided, however, that ClearBridge shall be permitted to keep such records or copies thereof for such periods of time as are necessary to comply with applicable laws, in which case ClearBridge shall provide the Fund or a designated third party with copies of such retained documents unless providing such copies would contravene such rules, regulations and laws.

Termination of this Agreement or ClearBridge’s engagement hereunder shall be without prejudice to the rights and liabilities created hereunder prior to such termination.

14.    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, in whole or in part, the other provisions hereof shall remain in full force and effect. Invalid provisions shall, in accordance with the intent and purpose of this Agreement, be replaced by such valid provisions which in their economic effect come as closely as legally possible to such invalid provisions.

15.    Any notice or other communication required to be given pursuant to this Agreement shall be in writing and given by personal delivery, pre-paid registered mail or nationally-recognized overnight delivery service, or by facsimile transmission and shall be effective upon receipt. Notices and communications shall be given:

(i)    to FAV:

        One Franklin Parkway

        San Mateo, CA 94403

(ii)    to ClearBridge Investments:

                                 620 Eighth Avenue

         New York, NY 10018

                                 Fax number: 877-638-5508

16.    This Agreement shall be interpreted in accordance with and governed by the laws of the State of California.

17.    ClearBridge acknowledges that it has received notice of and accepts the limitations of the Trust’s liability as set forth in its Amended and Restated Agreement and Declaration of Trust. ClearBridge agrees that the Trust’s obligations hereunder shall be limited to the assets of the Fund; that no other series of the Trust shall be liable with respect to this Agreement or in connection with the matters contemplated herein; and that ClearBridge shall not seek satisfaction of any such obligation from any shareholders of the Trust, the Fund nor from any trustee, officer, employee or agent of the Trust, or from any other series of the Trust.

18.     Where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of the Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers.

FRANKLIN ADVISERS, INC.

By:	/s/ Navid J. Tofigh
Name: Navid J. Tofigh
Title: Assistant Secretary

ClearBridge Investments, LLC

By:	/s/ Cynthia K. List
Name: Cynthia K. List
Title: Chief Financial Officer

EXHIBIT C

OUTSTANDING SHARES OF THE
FRANKLIN INTERNATIONAL SMALL CAP FUND
AS OF JULY 15, 2021

Franklin International Small Cap Fund	Outstanding Shares
Class A Shares	3,384,489.420
Class C Shares	190,026.950
Class R Shares	36,750.440
Class R6 Shares	63,406.440
Advisor Class Shares	1,864,874.230
Total	5,539,547.480

5% SHAREHOLDERS

Entities Owning Beneficially more than Five Percent (5%) of the Outstanding Shares of any class of Franklin International Small Cap Fund as of July 15, 2021.

Name and Address	Share Class	Percentage (%)
Edward Jones & Co.* 12555 Manchester Road St. Louis, MO 63131-3710	A	20.12
Pershing LLC* 1 Pershing Plaza Jersey City, NJ 07399-0001	A	10.49
National Financial Services LLC* Attn: Mutual Fund Department 4th Floor 499 Washington Boulevard Jersey City, NJ 07310-1995	A	6.66
Pershing LLC* 1 Pershing Plaza Jersey City, NJ 07399-0001	C	5.24
National Financial Services LLC* Attn: Mutual Fund Department 4th Floor 499 Washington Boulevard Jersey City, NJ 07310-1995	C	5.49
LPL Financial* Attn: Mutual Fund Trading 4707 Executive Drive San Diego, CA 92121-3091	C	7.88
UBS WM USA* 1000 Harbor Boulevard Weehawken, NJ 07086-6761	C	8.13
Raymond James* 880 Carillon Parkway St Petersburg, FL 33716-1102	C	7.43
Voya Retirement Insurance and Annuity Company* 1 Orange Way B3N Windsor, CT 06095-4774	R	6.12
Matrix Trust Company* Warrior Supply Inc 401 K Plan 717 17th Street Suite 1300 Denver, CO 80202	R	9.44
PAI Trust Company Inc.* Oxboro Dental Care 401 K P S Plan 1300 Enterprise Drive De Pere, WI 54115-0000	R	13.41
Jeffrey E. Jones And Edward J. Clark TRSTE Carolina Radiology Consultants Defined BEN PLN One Franklin Parkway San Mateo, CA 94403-1906	R	17.79
Equitable Life for Separate Acct 65* FBO Various Expeditor 401K PLN 200 Plaza Drive, UNIT HM-2 Secaucus, NJ 07094-3607	R	22.12
Edward Jones & Co.* 12555 Manchester Road St. Louis, MO 63131-3710	R6	62.60
Voya Retirement Insurance and Annuity Company* 1 Orange Way B3N Windsor, CT 06095-4774	R6	6.12
National Financial Services LLC* Attn: Mutual Fund Department 4th Floor 499 Washington Boulevard Jersey City, NJ 07310-1995	R6	13.37
Charles Schwab & Co* 211 Main Street San Francisco, CA 94105-1905	Advisor	10.04
Pershing LLC* 1 Pershing Plaza Jersey City, NJ 07399-0001	Advisor	9.42
National Financial Services LLC* Attn: Mutual Fund Department 4th Floor 499 Washington Boulevard Jersey City, NJ 07310-1995	Advisor	10.27
Capino* C/O US Bank NA P.O. Box 1787 Milwaukee, WI 53201-1787	Advisor	11.75
Maryellie K. Johnson DEC TR Rupert H. Johnson, Jr. TRSTE One Franklin Parkway San Mateo, CA 94403-1906	Advisor	9.87
Rupert H. Johnson Jr. Trust One Franklin Parkway San Mateo, CA 94403-1906	Advisor	11.93

*For the benefit of its customer(s).

195 STMT 08/21